Exhibit 21

Subsidiaries of the registrant
(Ownership 100% unless otherwise noted)

Company name (jurisdiction of incorporation)

STEEL EXCEL, INC. (Delaware)
STEEL ENERGY LTD. (Delaware)
SUN WELL SERVICE, INC. (North Dakota)
ROGUE PRESSURE SERVICES LTD., a Delaware corporation
BLACK HAWK ENERGY SERVICES, INC. (New Mexico)
STEEL SPORTS INC. (Delaware)
BASEBALL HEAVEN INC. (Delaware)
SOUTH BAY STRENGTH AND CONDITIONING LLC (California) – 50% owned
TORRANCE STRENGTH AND CONDITIONING LLC (California) – 50% owned
UK ELITE SOCCER INC. (New Jersey) – 80% owned
GLOBAL TEAM TRAVEL LLC (New Jersey)
RUCKUS SPORTS LLC (Delaware) – 45% owned
STEEL SOCCER CITY, INC. (Delaware)
THE SHOW, LLC (Delaware) – 75%
ARISTOS LOGIC CORPORATION (Delaware)
ARISTOS LOGIC TECHNOLOGY INDIA PVT LTD. (India)
ADAPTEC FAR EAST, INC. (California)
PLATYS COMMUNICATIONS, INC. (Delaware)
EUROLOGIC SYSTEMS, INC. (Delaware)
ADPT TECH HOLDING LTD. (Cayman Islands)
ADPT CAYMAN LICENSING LTD. (Cayman Islands)
ADPT CI LTD. (Cayman Islands)
ADPT (S) PTE. LTD. (Singapore)
ADAPTEC GMBH (Germany)
ICP VORTEX COMPUTERSYSTEME GMBH (Germany)
ADAPTEC (INDIA) PVT LTD. (India)